Exhibit 10.4

House Lease Contract

Party A: Beijing Chuangfu Spring Business Service Co., Ltd.	Project Name: Beijing LOBQ Intelligent Robot Co., Ltd.
Party A’s Authorized Representative: Fan Xuemei	Party B’s Authorized Representative:
Tel:	Tel:
Fax:	Fax:
Mobile Phone: 18511370678	Mobile Phone:

Party A and Party B have entered into this Contract through friendly negotiation:

1. Party A agrees to lease the house located at Room 4122, Floor 4, Building 8, Weibohao Jiayuan, No. 1, Weigongcun Street, Haidian District, Beijing Municipality that is lawfully owned by Party A (hereinafter referred to as “House”) to Party B for the purpose of office. The building area of the house is 10 m2.

2. The Parties agree through negotiation that the lease term of the House should be 1 year from June 1, 2022 to May 31, 2023; the rental shall be ¥ 18,600 (RMB eighteen thousand six hundred) every half a year. During the lease term, Party B shall conduct any and all activities strictly according to the laws and regulations of China and the provisions hereof, and may not damage any right of Party A and/or any third party.

3. On the date of signing of this Contract, Party A charges ¥ 6,200 (RMB six thousand two hundred) from Party B as lease deposit. If during the period of validity of this Contract, Party B requires early dissolving this Contract for his own cause, the lease deposit will not be refunded. ;

4. If during the performance of this Contract, Party A suffers any economic losses due to the breach of this Contract by Party B, Party A has the right to directly deduct corresponding amount from the lease deposit. Meanwhile, Party B shall make up the amount of losses and the lease deposit within fifteen days after the receipt of the notice of deduction from Party A (or Party A’s authorized agent); otherwise, it will be deemed as the default of Party B.

5. Upon the expiration of this Contract, Party A shall refund the lease deposit to Party B within ten days after Party B has paid up all expenses, rental and compensation for losses hereunder. If Party A fails to refund the lease deposit to Party B as scheduled, Party shall pay a penalty at the rate of 3% of the lease deposit that is late per day of delay. The lease deposit interest. If Party B fails to pay up the expenses, rental and/or losses hereunder, Party A has the right to deduct corresponding amount and refund the balance of the lease deposit to Party B.

6. Party A undertakes that Party B has the priority to rent the house under equal conditions. If Party B needs to continue renting the house after the expiration of this Contract, Party B shall notify Party A one month prior to the expiration hereof, and the Parties shall otherwise sign a lease contract. If the Parties dissolve this Contract upon the expiration of the period of validity hereof, Party B shall keep the house intact at the time of moving out of the house (namely ceiling, walls, carpet, air-conditioner, power distribution, etc.), and Party A will refund the balance of the lease deposit.

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7. The Parties agree that Party A should charge rental from Party B per half a year in respect of the house hereunder. Party B shall on the start date of rental calculation as specified herein, pay the rental of such half a year to Party A, and thereafter shall pay rental every half a year; otherwise, Party A will charge a penalty at the rate of 3% of the amount that is late per day of delay. If the amount of arrears of Party B reaches as much as eight hundred Yuan (¥ 800) or more, Party A has the right to unilaterally dissolve this Contract, and Party B shall move out of the house unconditionally. The economic losses arising therefrom shall be assumed by Party B.

8. If Party B needs to decorate the leased house due to business needs, decoration scheme shall be approved and agreed by Party A in advance. During the decoration, Party B shall strictly comply with the regulations of the Government of Beijing Municipality about indoor decoration and ornament.

9. If the performance of this Contract cannot be continued due to force majeure event, neither party shall be held responsible.

10. Party B is not allowed to store dangerous, inflammable and prohibited articles, valuables and cash in the office. Party B is liable to consciously take care of public properties, turn off the lights and lock the door when entering and leaving the room, and properly keep its own properties.

11. Party B may not conduct any illegal activities by the use of the leased house; otherwise, all responsibilities arising therefrom shall be assumed by Party B.

12. The signing, effectiveness, interpretation, performance and dispute of this Contract shall be protected and governed by the laws of the People’s Republic of China. Any dispute arising from the performance of this Contract shall be settled by the Parties through negotiation; in case negotiation fails, such dispute may be submitted to Beijing Arbitration Commission for arbitration. Arbitral award shall be final and binding upon the Parties.

13. This Contract shall become effective as soon as the Parties have signed this Contract and Party B has paid rental and lease deposit. If after the effectiveness of this Contract, this Contract is modified according to the laws, regulations and stipulations or newly promulgated laws, regulations or stipulations have jurisdiction upon this Contract, and if either, party hereto cannot perform this Contract therefore, the Parties shall timely modify this Contract, so as to ensure that the legitimate rights and interest of either party hereto will not be damaged.

14. This Contract is made in two originals of the same legal force, one for each party hereto.

Party A:	Beijing Chuangfu Spring Business Service Co., Ltd.	Party B:

Company Seal and Signature:	Fan Xuemei	Company Seal and Signature

Date:	Date:

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